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                                                                    EXHIBIT 10.1

                                  [ANALOG LOGO]

                           DEFERRED COMPENSATION PLAN

                          Effective - December 1, 1995

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                              ANALOG DEVICES, INC.
                           DEFERRED COMPENSATION PLAN

                                Table of Contents

ARTICLE I                                                                5
1.1 Statement of Purpose                                                 5
ARTICLE II                                                               6
DEFINITIONS                                                              6
2.1 Account.                                                             6
2.2 Base Salary.                                                         6
2.3 Beneficiary.                                                         6
2.4 Board.                                                               6
2.5 Bonus.                                                               6
2.6 Change in Control.                                                   7
2.7 Code.                                                                7
2.8 Committee.                                                           7
2.9 Compensation.                                                        7
2.10 Company Contribution Account.                                       8
2.11 Company Contribution Amount.                                        8
2.12 Company.                                                            8
2.13 Credited Service.                                                   8
2.14 Deferral Account.                                                   8
2.15 Deferral Benefit.                                                   8
2.16 Deferral Election.                                                  8
2.17 Disability.                                                         8
2.18 Early Retirement.                                                   9
2.19 Eligible Employee.                                                  9
2.20 Employer.                                                           9
2.21 Hardship Withdrawal.                                                9
2.22 Investment Return Rate.                                             9
2.23 Participant.                                                        9
2.24 Participation Agreement.                                            9
2.25 Plan.                                                               9
2.26 Plan Year.                                                         10
2.27 TIP.                                                               10
2.28 Selected Affiliate.                                                10
2.29 Retirement                                                         10
2.30 Valuation Date.                                                    10
ARTICLE III                                                             11
Eligibility and Participation                                           11
3.1 Eligibility.                                                        11
3.2 Participation.                                                      11
3.3 Change in Participation Status.                                     11
3.4 Ineligible Participant.                                             11
ARTICLE IV                                                              12
DEFERRAL OF COMPENSATION                                                12
4.1 Amount of Deferral.                                                 12
4.2 Crediting Deferred Compensation and Company Contribution
Amounts.                                                                12
ARTICLE V                                                               13
BENEFIT ACCOUNTS                                                        13
5.1 Valuation of Account.                                               13
5.2 Crediting of Investment Return.                                     13

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
5.3 Statement of Accounts.                                              13
5.4 Vesting of Account.                                                 13
5.5 Investment Vehicles.                                                14
5.6 Transfers from Other Plans.                                         14

ARTICLE VI                                                              15
PAYMENT OF BENEFITS                                                     15
6.1 Payment of Deferral Benefit upon Death, Disability or Retirement.   15
6.2 Payment of Deferral Benefit upon Termination.                       15
6.3 Payments to Beneficiaries.                                          15
6.4 In-Service Distribution                                             15
6.5 Hardship Withdrawal.                                                16
6.6 Form of Payment.                                                    16
6.7 Commencement of Payments.                                           16
6.8 Small Benefit.                                                      17
ARTICLE VII                                                             18
BENEFICIARY DESIGNATION                                                 18
7.1 Beneficiary Designation.                                            18
7.2 Change of Beneficiary.                                              18
7.3 No Designation.                                                     18
7.4 Effect of Payment.                                                  18
ARTICLE VIII                                                            19
ADMINISTRATION                                                          19
8.1 Committee.                                                          19
8.2 Agents.                                                             19
8.3 Binding Effect of Decisions.                                        19
8.4 Indemnity of Committee.                                             19
ARTICLE IX                                                              20
AMENDMENT AND TERMINATION OF PLAN                                       20
9.1 Amendment.                                                          20
9.2 Termination.                                                        20

ARTICLE X                                                               21
MISCELLANEOUS                                                           21
10.1 Funding.                                                           21
10.2 Nonassignability.                                                  21
10.3 Legal Fees and Expenses.                                           22
10.4 Captions.                                                          22
10.5 Governing Law.                                                     22
10.6 Successors.                                                        22
10.7 Right to Continued Service.                                        23
EXHIBIT A                                                               24
EXHIBIT B                                                               25
EXHIBIT C                                                               26

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                                    ARTICLE I

1.1 Statement of Purpose

This is the Analog Devices, Inc. Deferred Compensation Plan (the "Plan") made in the form of this Plan and in related agreements between the Employer and certain management or highly compensated employees. The purpose of the Plan is to provide management and highly compensated employees of the Employer with the option to defer the receipt of portions of their compensation payable for services rendered to the Employer. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and managers of the Employer. The Plan is effective as of December 1, 1995.

                                   ARTICLE II
                                   DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

2.1 Account.

"Account" means the sum of a Participant's Deferral Account and Company Contribution Account.

2.2 Base Salary.

"Base Salary" means a Participant's base earnings paid by an Employer to a Participant without regard to any increases or decreases in base earnings as a result of (i) an election to defer base earnings under this Plan or (ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to Section 125 or 401(k) of the Code and as limited in Exhibit B attached hereto.

2.3 Beneficiary.

"Beneficiary" means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant's death.

2.4 Board.

"Board" means the Board of Directors of the Company.

2.5 Bonus.

"Bonus" means a Participant's bonus or sales commission paid by the Employer to a Participant under the plans listed in Exhibit B attached hereto and to the degree limited in Exhibit B, as applicable, without regard to any decreases as a result of (i) an election to defer all or any portion of a bonus under this Plan or (ii) an election between benefits or cash provided under a plan of the Employer maintained pursuant to Section 401(k) of the Code.

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2.6 Change in Control.

A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election context relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company, (or similar transaction) in which no "person" (as herein above defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

2.7 Code.

"Code" means the Internal Revenue Code of 1986, as amended.

2.8 Committee.

"Committee" has the meaning set forth in Section 8.1.

2.9 Compensation.

"Compensation" means the Base Salary and Bonus payable with respect to an Eligible Employee for each plan year.

2.10 Company Contribution Account.

"Company Contribution Account" means the account maintained on the books of the Employer for the purpose of accounting for the Company Contribution Amount and for the amount of investment return credited thereto for each Participant

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pursuant to Article V.

2.11 Company Contribution Amount.

"Company Contribution Amount" means the amount credited to a Participant's Company Contribution Account under Section 4.2.

2.12 Company.

"Company" means Analog Devices, Inc. (Analog) and any successor thereto.

2.13 Credited Service.

"Credited Service" means the sum of all periods of a Participant's employment by the Company or a Selected Affiliate for which service credit is given under the Analog TIP Plan.

2.14 Deferral Account.

"Deferral Account" means the account maintained on the books of the Employer for the purpose of accounting for the amount of Compensation that each Participant elects to defer under the Plan and for the amount of investment return credited thereto for each Participant pursuant to Article V.

2.15 Deferral Benefit.

"Deferral Benefit" means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI.

2.16 Deferral Election.

"Deferral Election" means the written election made by a Participant to defer Compensation pursuant to Article IV.

2.17 Disability.

"Disability" means a Participant's Disability as defined under the Company's Long Term Disability Plan or its successors.

2.18 Early Retirement.

"Early Retirement" will be as granted by the Committee at its sole discretion.

2.19 Eligible Employee.

"Eligible Employee" means a highly compensated or management employee of the Company who is designated by the Committee, by name or group or description, in accordance with Section 3.1 as eligible to participate in the Plan.

2.20 Employer.

"Employer" means, with respect to a Participant, the Company or the Selected Affiliate which pays such Participant's Compensation.

2.21 Hardship Withdrawal.

"Hardship Withdrawal" has the meaning set forth in Section 6.5.

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2.22 Investment Return Rate.

"Investment Return Rate" means:

         (a) In the case of an investment named in Exhibit C of a fixed income nature, the interest deemed to be credited,

         (b) In the case of an investment named in Exhibit C of an equity investment nature, the increase and decrease in deemed value and dividends deemed to be credited.

2.23 Participant.

"Participant" means any Eligible Employee who elects to participate by filing a Participation Agreement or who is automatically enrolled as provided in Section 3.2.

2.24 Participation Agreement.

"Participation Agreement" means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2.

2.25 Plan.

"Plan" means the Analog Devices, Inc. Deferred Compensation Plan, as amended from time to time.

2.26 Plan Year.

"Plan Year" means a twelve-month period commencing January 1 and ending the following December 31, provided that the first Plan year shall commence December 1, 1995, and end December 31, 1996.

2.27 TIP.

"TIP" means, with respect to a Participant, the Analog Devices, Inc. "The Investment Partnership", or its successor, as Amended and Restated December 31, 1994, or as may be amended from time to time.

2.28 Selected Affiliate.

"Selected Affiliate" means (1) any Company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock in one of the other companies, or (2) any partnership or joint venture in which one or more of such companies is a partner or venturer, each of which shall be selected by the Committee.

2.29 Retirement

"Retirement" means the termination of a Participant who has reached age 65.

2.30 Valuation Date.

"Valuation Date" means a date on which the amount of a Participant's Account is

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valued as provided in Article V. The Valuation Date shall be the end of the Plan year and any other date determined by the Committee.

                                   ARTICLE III

                          Eligibility and Participation

3.1 Eligibility.

Eligibility to participate in the Plan is limited to Eligible Employees. From time to time, and subject to Section 3.4, the Committee shall prepare, and attach to the Plan as Exhibit A, a complete list of the Eligible Employees, by individual name or by reference to an identifiable group of persons or by descriptions of the components of compensation of an individual which would qualify individuals which are eligible to participate and all of whom shall be a select group of management or highly compensated employees.

3.2 Participation.

Participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan by filing a Participation Agreement with the Committee. An Eligible Employee shall commence participation in the Plan upon the first day of his or her first payroll period following the receipt of his or her Participation Agreement by the Committee.

3.3 Change in Participation Status.

A Participant may change a previously elected percentage of deferral of Base Salary or elect to terminate his or her participation in the Plan at any time by filing a written notice thereof with the Committee. Changes will only become effective as of the beginning of the next payroll period in the month following receipt of the change in election by the Committee and in accordance with the Company's prevailing administrative procedures. Amounts credited to such Participant's Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, receive investment credit on, and otherwise be governed by, the terms of the Plan. A participant may change a previously elected percentage of deferral of Bonus, or elect to terminate future Bonus deferrals, by filing a written notice thereof with the Committee prior to the start of the next Bonus measurement period.

3.4 Ineligible Participant.

Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Employer shall make a sum payment to the Participant equal to the vested amount credited to his Account as soon as administratively practicable. Upon such payment, no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his Account will be deemed to be canceled.

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                                   ARTICLE IV
                            DEFERRAL OF COMPENSATION

4.1 Amount of Deferral.

With respect to each Plan Year, a Participant may elect to defer a specified percentage of his or her Compensation up to the percentage of compensation defined and the terms described in Exhibit B attached hereto.

4.2 Crediting Deferred Compensation and Company Contribution Amounts.

The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Employer to the Participant's Deferral Account periodically, the frequency of which will be determined by the Committee. To the extent that the Employer is required to withhold any taxes or other amounts from a Participant's deferred Compensation pursuant to any state, federal or local law, such amounts shall be withheld only from the Participant's compensation before such amounts are credited. The Company Contribution Amount under the Plan for each Participant shall be credited by the Employer periodically, the frequency of which will be determined by the Committee. For each Plan Year, the Company shall credit the account of each Participant with an amount (the "Company Contribution Amount") equal to 7% multiplied by the greater of (i) the amount credited to the Participant's Deferral Account in such Plan Year pursuant to Section 4.1; or (ii) the amount by which the Participant's compensation in such Plan Year exceeds the dollar amount currently in effect for such Plan Year under Section 401(a)(17) of the Code.

                                    ARTICLE V
                                BENEFIT ACCOUNTS

5.1 Valuation of Account.

As of each Valuation Date, a Participant's Account shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Deferred Compensation and Company Contribution Amount credited pursuant to Section 4.2 since the immediately preceding Valuation Date, plus investment return credited as of such Valuation Date pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Valuation Date.

5.2 Crediting of Investment Return.

As of each Valuation Date, each Participant's Deferral Account and Company Contribution shall be increased by the amount of investment return earned since the immediately preceding Valuation Date. Investment return shall be credited at the Investment Return Rate as of such Valuation Date based on the average balance of the Participant's Deferral Account and Company Contribution, respectively, since the immediately preceding Valuation Date, but after such Accounts have been adjusted for any contributions or distributions to be credited or deducted for such period. Investment return for the period prior to the first Valuation Date applicable to a Deferral Account or an Company Contribution shall be deemed earned ratably over such period. Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof shall earn an investment return as provided in this
Section 5.2.

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5.3 Statement of Accounts.

The Committee shall provide to each Participant, within 30 days after the close of each calendar quarter, a statement setting forth the balance of such Participant's Account as of the last day of the preceding calendar quarter and showing all adjustments made thereto during such calendar quarter.

5.4 Vesting of Account.

Except as provided in Sections 10.1 and 10.2, a Participant shall be 100% vested in his or her Deferral Account at all times. A Participant's interest in his or her Company Contribution Account shall be 100% vested as of a Change in Control. Prior to this event, a Participant's interest in his or her Company Contribution Account shall vest under the vesting schedule for the employer contributions under TIP.

Any nonvested portion of a Participant's Company Contribution Account shall be forfeited at termination. Forfeitures under the Plan shall be for the benefit of the Employer and shall not be credited to other Participants.

5.5 Investment Vehicles.

The Company may select investment vehicles owned as general assets by the Company or as assets of a trust described in Section 10.1 to establish the Investment Return Rate. The deemed investment vehicles are set forth in Exhibit C, which the Company may amend from time to time in its sole discretion.

A Participant may request the Company to make deemed investments of the credit balance of his Deferral Account in one or more of such investment vehicles. A Participant may change the deemed investment of his Deferral Account or change the deemed investment of future credits to his Deferral Account and the deemed investment of his existing Deferral Account balance may differ from the deemed investment of future amounts credited to the Deferral Account. Such changes shall be made in accordance with procedures as the Committee may establish from time to time. Such procedures may regulate the frequency of such changes and the form of notice required to make such election or changes. The Committee may also establish a deemed investment which shall apply if the Participant makes no election.

The effective date of any change shall be the date for which the appropriate direction to the Company or its designee has been properly received in accordance with the procedures established by the Committee. The Committee shall have the right to refuse to honor any Participant direction related to investments or withdrawals, including transfers among investment options, where necessary or desirable to assure compliance with applicable law including U.S. and other securities laws. However, neither the Company nor the Committee assumes any responsibility for compliance by officers or others with any such laws, and any failure by the Company or the Committee to delay or dishonor any such direction shall not be deemed to increase the Company's legal obligations to the Participant or third parties.

5.6 Transfers from Other Plan.

The Plan may accept the transfer of amounts previously deferred by a Participant under another arrangement sponsored by the Company. Any amount

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so transferred shall be credited to the Participant's Deferred Account as of the date of the transfer.

                                   ARTICLE VI
                               PAYMENT OF BENEFITS

6.1 Payment of Deferral Benefit upon Death, Disability or Retirement.

Upon the death, Disability, Early Retirement, or Retirement of a Participant, the Employer shall pay to the Participant or his Beneficiary a Deferral Benefit equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, based on his written election pursuant to Section 6.6

6.2 Payment of Deferral Benefit upon Termination.

Upon the termination of service of the Participant as an employee of the Employer and all Selected Affiliates for reasons other than death, Disability, or Retirement, the Employer shall pay to the Participant a Deferral Benefit in a lump sum equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, as soon as administratively practical.

6.3 Payments to Beneficiaries.

In the event of the Participant's death prior to his or her receipt of all elected annual installments, his or her Beneficiary will receive the remaining annual installments at such times as such installments would have become distributable to the Participant.

6.4 In-Service Distribution

A participant may elect to receive an in-service distribution of a portion or all of his or her Deferral Account only beginning at any time not less than one year after the end of the Plan Year in which such Compensation was deferred. A Participant's election for an in-service distribution shall be filed annually in writing with the Committee at the same time his or her Deferral Election is made. The Participant may elect to receive such Compensation as an in-service distribution in lump sum only, the amount of which will be the lesser of the distribution election for that year or the Deferral Account balance attributable to that year's deferral. Any benefits paid to the Participant as an in-service distribution shall reduce the amount of Deferral Benefit otherwise payable to the Participant under the Plan.

6.5 Hardship Withdrawal.

In the event that the Committee, under written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency (the "Hardship Withdrawal"), but not exceeding the aggregate balance of such Participant's Deferral Account as of the date of such payment. For purposes of this Section 6.5, an "unforeseeable financial emergency" shall mean an event that the Committee determines to give rise to an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Amounts of Hardship

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Withdrawal may not exceed the amount the Committee reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution). The amount of the Deferral Benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Hardship Withdrawal.

6.6 Form of Payment.

The Deferral Benefit payable pursuant to Section 6.1 shall be paid in one of the following forms, as elected by the Participant in his or her Participant Agreement on file as of one (1) year and one (1) day prior to the date of termination or death:

       (a) Annual payments of a fixed amount which shall amortize the vested Account balance of the payment commencement date over a period not to exceed ten (10) years (together, in the case of each annual payment, with interest thereon credited after the payment commencement date pursuant to Section 5.2).

       (b) A lump sum as soon as administratively practical. In the event a Participant fails to make a distribution election, his or her vested Account Balance shall be distributed as a lump sum distribution as soon as administratively practical after his or her termination, death or Disability.

6.7 Commencement of Payments.

Commencement of payments under Section 6.1 of the Plan shall begin within 60 days following receipt of written notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments under the Plan.

6.8 Small Benefit.

In the event the Committee determines that the balance of a Participant's Account is less than $3,500 at the time of commencement of payments, or the portion of the balance of the Participant's Account payable to any Beneficiary is less than $3,500 at the time of commencement of payments, the Committee may inform the Employer and the Employer, in its discretion, may choose to pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan or a Participant election to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Account or the portion thereof payable to a Beneficiary.

                                   ARTICLE VII
                             BENEFICIARY DESIGNATION

7.1 Beneficiary Designation.

Each Participant shall have the sole right, at any time, to designate any person or persons as his Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Account. Any Beneficiary designation shall be made in a written instrument provided by the Committee. All Beneficiary designations must be filed with the Committee and shall be effective only when received in writing by the Committee. In the event that a Beneficiary form has not been filed, the Beneficiary to whom payment has been designated under TIP plan shall be used.

7.2 Change of Beneficiary Designation.

Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed. The designation of a Beneficiary may be made or changed at any time without the consent of any person.

7.3 No Designation.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

7.4 Effect of Payment.

Payment to a Participant's Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant's estate) shall completely discharge the Employer's obligations under the Plan.

                                  ARTICLE VIII
                                 ADMINISTRATION

8.1 Committee.

The administrative committee for the Plan (the "Committee") shall be those members of the Compensation Committee of the Board who are not Participants, as long as there are at least three such members. If there are not at least three such non-participating persons on the Compensation Committee, the Chief Executive Officer of the Company shall appoint other non-participating Directors or Company officers to serve on the Committee. The Committee shall have complete discretion to i) supervise the administration and operation of the Plan, ii) adopt rules and procedures governing the Plan from time to time and iii) shall have authority to give interpretive rulings with respect to the Plan. The Committee hereby delegates all of its duties as they apply to Participants who are not corporate officers of the Company to a management committee of the Company comprised of the President and Chief Operating Officer, the Vice President of Finance and Chief Financial Officer, and the Vice President of Human Resources.

8.2 Agents.

The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions.

Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

8.4 Indemnification of Committee.

The Company shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 8.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.

                                   ARTICLE IX
                        AMENDMENT AND TERMINATION OF PLAN

9.1 Amendment.

The Company, on behalf of itself and of each Selected Affiliate may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant's Account, as it existed as of the day before the effective date of such amendment, suspension or reinstatement, without such Participant's prior written consent. The Committee or its delegatee as the case may be, in its sole discretion, may accelerate the date of payment of a Participant's Account. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

9.2 Termination.

The Company, on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Committee shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant's Account, as it existed as of the day before the effective date of such termination, or the timing or method of distribution of a Participant's Account, without the Participant's prior written consent. Notwithstanding the foregoing, a termination of the Plan shall not give rise to accelerated or automatic vesting of any Participant's Account.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Funding.

Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall create an irrevocable trust, or before such time the Company may create an irrevocable or revocable trust, to hold funds to be used in payment of the obligations of Employers under the Plan. In the event of a Change in Control or prior thereto, the Employers shall fund such trust in an amount equal to not less than the total value of the Participants' Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the respective Employer's general creditors.

10.2 Nonassignability.

No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit (including the Deferral Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Clerk of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the "terminated participant"). As long as the terminated participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of the terminated participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the terminated participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

10.3 Legal Fees and Expenses.

It is the intent of the Company and each Selected Affiliate that no Eligible Employee or former Eligible Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Eligible Employee hereunder. Accordingly, if after a Change in Control it should appear that the Employer has failed to comply with any of its obligations under this Plan or in the event that the Employer or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Eligible Employee the benefits intended to be provided to such Eligible Employee hereunder, the Employer irrevocably authorizes such Eligible Employee from time to time to retain counsel of his or her choice, at the expense of the Employer as hereafter provided, to represent such Eligible Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Employer or any director, officer, stockholder or other person affiliated with the Employer in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Employer and such counsel, the Employer irrevocably consents to such Eligible Employee's entering into an attorney-client relationship with such counsel, and in that connection the Employer and such Eligible Employee agree that a confidential relationship shall exist between such Eligible Employee and such counsel. The Employer shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by such Eligible Employee as a result of the Employer's failure to perform under this Plan or any provision thereof; or as a result of the Employer or any person contesting the validity or enforceability of this Plan or any provision thereof.

10.4 Captions.

The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

10.5 Governing Law.

The provisions of the Plan shall be construed and interpreted according to the laws of the Commonwealth of Massachusetts.

10.6 Successors.

The provisions of the Plan shall bind and inure to the benefit of the Company, its Selected Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Selected Affiliate and successors of any such Company or other business entity.

10.7 Right to Continued Service.

Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.

Executed this 29th day of November, 1995.

                        Analog Devices, Inc.

                        By: Joseph E. McDonough

                        Title:  Vice President - Finance and
                                Chief Financial Officer

                                                                       EXHIBIT A

                                        Re:     Section 3.1 - Eligible Employees
                                                  Date:               , 19    .

The Committee has determined that the following named individuals or groups of persons or descriptions of the components of compensation of an individual which would qualify individuals which are eligible to participate in the Plan as Eligible Employees:

ELIGIBLE FOR COMPANY CONTRIBUTION AMOUNTS:

Employees whose annual compensation in any calendar year exceeds the dollar amount currently in effect for such calendar year under Section 401(a)(17) of the Code. The Company reserves the right to make cash payments to individuals of Company Contribution Amounts that are less than or equal to $500.

ELIGIBLE FOR DEFERRAL BENEFITS:

The following select group of highly compensated, management employees:

                                                                       EXHIBIT B

                                        Re:     Section 4.1 - Amount of Deferral
                                                    Dated:               , 19__

As of the date above, and effective until this Exhibit is Modified by the Committee, the table below indicates the types of compensation which are eligible for income deferral at the assigned percentages as noted:

                              Maximum Percentage
Type of Compensation          that can be deferred         Other Limitations
--------------------------------------------------------------------------------
Base Salary                        100%
--------------------------------------------------------------------------------
Bonus                              100%
--------------------------------------------------------------------------------

                                                                       EXHIBIT C

                                   Re:     Section 2.18 - Investment Return Rate
                                             Date:                     , 19    .

The following indicate the investment account equivalents available as of the date indicated that are used in determining the Investment Return Rate.

       Account Name                           Effective Date
Fidelity Income Fund                            12/1/95
Fidelity Equity Income Fund                     12/1/95
Fidelity Magellan Fund                          12/1/95
Fidelity Intermediate Bond Fund                 12/1/95
Fidelity Growth Company Fund                    12/1/95
Fidelity Overseas Fund                          12/1/95
Moody's Baa                                     12/1/95
Moody's Baa Index + 3%                          12/1/95

                              ANALOG DEVICES, INC.
                           DEFERRED COMPENSATION PLAN

                                 Amendment No. 1

                                December 3, 1996

         1.       Section 2.9 is hereby amended to read as follows:
"Compensation means the Base Salary, Bonus, Director's fees and meeting fees, income recognized upon exercise of stock options and income recognized upon vesting of restricted stock payable with respect to an Eligible Employee for each plan year."

         2. Section 2.19 is hereby amended by adding the following sentence at the end thereof: "The term 'Eligible Employee' shall include any director of the Company."

         3. Section 5.6 of the Company's Deferred Compensation Plan is hereby amended to read in its entirety as follows:

                           "5.6     The Plan may accept the transfer of amounts
                  or assets deferred by a Participant under any other deferral arrangement provided by the Company, including without limitation, any shares of Company Common Stock which but for such deferral, would (i) be issued to the Participant upon exercise of stock options granted by the Company or (ii) be vested and nonforfeitable in the case of restricted stock issued to the Participant. In the case of amounts deferred in the form of units of Company Common Stock pursuant to a stock option exercise, where shares of Company Common Stock have been issued to a trust established by the Company to provide a source of funds to assist it in meeting its obligations under the Plan, a change in the investment measurement medium from units of Company Common Stock to another form of investment measurement medium shall not be effective until such stock has been disposed of by such trust. Notwithstanding the preceding provisions of this Article V, any amounts deferred in the form of units of Company Common Stock shall be accounted for on a share by share basis until a change in the investment measurement medium is made pursuant to Section 5.5 above."

         4. The Table on Exhibit B is hereby amended to read in its entirety as follows:

                                           MAXIMUM PERCENTAGE
       TYPE OF COMPENSATION                THAT CAN BE DEFERRED       OTHER LIMITATIONS
Base Salary.........................            100%
Bonus...............................            100%
Director's fees and meeting fees....            100%
Shares otherwise
issuable upon
stock option exercise...............            100%
Restricted shares that would
 otherwise vest and be
 nonforfeitable.....................            100%

         5.       The following line is added to the Table on Exhibit C:

                  "Analog Devices, Inc. Common Stock          December 1, 1996."

                              ANALOG DEVICES, INC.
                           DEFERRED COMPENSATION PLAN

                                 Amendment No. 2

                                 March 11, 1997

1. The list of "Eligible Employees" on Exhibit A is hereby amended in its entirety as follows:

         Bowers, Derek
         Brennan, Russell
         Brokaw, A. Paul
         Brown, Ross E.
         Buss, Dennis D.
         Counts, Lewis
         Fishman, Jerald
         French, David D.
         Gilbert, Barrie
         Johnsen, Russell K.
         Lapham, Jerome F.
         Mapplebeck, Fred
         Martin, William A.
         McAloon, Brian
         McDonough, Joseph E.
         Memishian, John
         Mercer, Doug
         Nasser, Mohammad S.
         Norton, Mark R.
         Palmer, Wyn T.
         Payne, Richard S.
         Roberts Jr., Carl M.
         Ruggerio, Paul
         Scharf, Brad W.
         Stata, Ray
         Suttler, Henry Goodloe
         Thomas, Geoffrey R.
         Timko, Michael P.
         Tsang, Wei Kong
         Weigold, Franklin
         Wilson, James
         Doyle, John
         Fuller, Samuel
         Holliday Jr., Charles O.
         Lowe, Philip L.
         McKeague, Gordon C.
         Moses, Joel
         Thurow, Lester C.

2.       The table on Exhibit C is hereby amended in its entirety as follows:

    ACCOUNT NAME                    EFFECTIVE DATE
    ------------                    --------------
Fidelity Income Fund                    12/1/95
Fidelity U.S. Bond Index                3/11/97
Fidelity Equity Income                  12/1/95
Fidelity U.S. Equity Index              3/11/97
Fidelity Growth & Income                3/11/97
Fidelity Magellan                       12/1/95
Fidelity Growth Company                 12/1/95
Fidelity Low Priced Stock               3/11/97
Templeton Foreign I                     3/11/97
Moody's Baa Index                       12/1/95
Moody's Baa Index + 3%*                 12/1/95
Analog Common Stock                     12/1/96

                              ANALOG DEVICES, INC.
                           DEFERRED COMPENSATION PLAN

                                 AMENDMENT NO. 3

                                November 5, 1997

         Section 5.6 of the Company's Deferred Compensation Plan is amended to read in its entirety as follows:

                  "5.6     The Plan may accept the transfer of amounts or assets
         deferred by a Participant under any other deferral arrangement provided by the Company, including without limitation, any shares of Company Common Stock which, but for such deferral, (i) would be issued to the Participant upon exercise of stock options granted by the Company or
         (ii) be vested and nonforfeitable in the case of restricted stock issued to the Participant. In the case of amounts deferred in the form of units of Company Common Stock pursuant to a stock option exercise, where shares of Company Common Stock have been issued to a trust established by the Company to provide a source of funds to assist it in meeting its obligations under the Plan, a change in the investment measurement medium from units of Company Common Stock to another form of investment measurement medium shall not be effective until such stock has been disposed of by such trust. Notwithstanding the preceding provisions of this Article V, any amounts deferred in the form of units of Company Common Stock shall be accounted for on a share by share basis until a change in the investment measurement medium is made pursuant to Section 5.5, above, and no change in the investment medium may be made with respect to amounts deferred in the form of units of Company Common Stock arising out of stock options or restricted stock granted or issued by the Company after July 23, 1997."

                              ANALOG DEVICES, INC.
                           DEFERRED COMPENSATION PLAN

                                 Amendment No. 4

                               September 10, 2003

         The Analog Devices, Inc. Deferred Compensation Plan is hereby amended as follows, effective as of the above date, except as otherwise provided:

         1. Section 2.17 is hereby amended to read in its entirety as follows:

                  "Disability" means a Participant's Disability as defined by the Company.

         2. Section 2.29 is hereby amended to read in its entirety as follows:

                  "Retirement" means the termination of a Participant who has reached age 62 and completed 10 years of vesting service under the Company's The Investment Partnership Plan.

         3. Section 6.4 is hereby deleted; provided, however, that the deletion of Section 6.4 shall have no effect on any election to receive an in-service distribution that had been made prior to the above effective date.

         4. Section 6.6 is hereby amended by inserting the following sentences at the end thereof, to be effective with respect to Participants who terminate due to Retirement, Disability, or death after January 31, 2004:

                  Notwithstanding any provision of this Plan to the contrary, the Moody's Baa investment vehicle shall not be available to be elected by a Participant who is receiving payment in the form of annual payments under this Section 6.6(a). From and after the date payment begins under this Section 6.6(a), an election of the Moody's Baa investment vehicle shall be deemed to be an election of the Fidelity Retirement Money Market Portfolio.